                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                           (Amendment No.           )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              ORYX ENERGY COMPANY
                (Name of Registrant as Specified In Its Charter)
                              ORYX ENERGY COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                (LOGO OMITTED)
                              ORYX ENERGY COMPANY
                                13155 Noel Road
                            Dallas, Texas 75240-5067

                                                                  March 23, 1994

 NOTICE OF ANNUAL MEETING

 The 1994 Annual Meeting of Stockholders of Oryx Energy Company will be held in the Plaza Ballroom of the Radisson Hotel North Dallas, 4099 Valley View Lane, Dallas, Texas, on Thursday, May 5, 1994, at 9:00 a.m., for the following purposes:

 1.  To elect three directors to Class III of the Company's Board of Directors;

 2.  To approve the appointment of independent accountants for 1994; and

 3. To transact such other business as may properly come before the Annual Meeting.

 Only stockholders of record at the close of business on March 11, 1994, will be entitled to vote at the Annual Meeting or any adjournments thereof. A complete list of such stockholders will be available for examination at the offices of the Company in Dallas, Texas, during ordinary business hours for a period of 10 days prior to the meeting.

 Please sign, date and mail the enclosed proxy or voting instruction card in the envelope provided, whether your holdings are large or small, thus assuring your representation at the meeting. Admission tickets will be required. If you plan to attend the meeting, please mark your card in the space provided. An admission ticket will be mailed to you in advance of the meeting.

                                          By Order of the Board of Directors

                                          FRANK B. SWEENEY
                                            CORPORATE SECRETARY

PROXY STATEMENT

This  Proxy  Statement  is  furnished to  stockholders  of  Oryx  Energy Company
("Company") in connection with the solicitation by the Company's Board of Directors ("Board") of proxies to be used at the 1994 Annual Meeting of Stockholders to be held on May 5, 1994, or any adjournments thereof ("Meeting"). The approximate date of mailing of this Proxy Statement and accompanying proxy or voting instruction card is March 23, 1994.

PROXY CARDS AND VOTING INSTRUCTION CARDS

If a proxy card is enclosed, it serves to appoint proxies for record holders of common stock of the Company. If a record holder returns the proxy card signed, but without a clear voting designation, the proxies will vote FOR Items (1) and
(2) as more fully described in this Proxy Statement. Any stockholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of the Company or by executing and delivering a later-dated proxy. Attendance at the Meeting will not be effective to revoke the proxy unless written notice of revocation also has been given to the Secretary of the Meeting before the voting of the proxy.

If a voting instruction card is enclosed, it serves as a voting instruction from the plan participants to the trustees of the Oryx Energy Company Stock Fund or Fund L of the Oryx Energy Company Capital Accumulation Plan ("CAP"), as the case may be. Certain shares of Company common stock held in Fund L of CAP are not yet allocated to the plan participants. The trustees will vote the shares of Company common stock in the Oryx Energy Company Stock Fund and the allocated shares of Company common stock in Fund L in accordance with plan participants' instructions. If voting instruction cards covering shares of Company common stock in CAP are not returned or are returned signed but with no clear voting designation, according to the terms of CAP, the trustees will vote the shares in the same proportion as the shares for which clearly designated instructions have been received from other participants in the respective fund. Unallocated shares of Company common stock in Fund L will be voted in the same proportion as the allocated shares of Company common stock in Fund L are voted.

VOTING SECURITIES

The only outstanding voting security of the Company is common stock, $1 par value ("Common Stock"). On March 11, 1994, the record date for the Meeting, there were 96,946,069 shares of Common Stock outstanding and entitled to be voted at the Meeting. Each such share of Common Stock is entitled to one vote. In addition, there were 3,001,876 outstanding shares of Common Stock held by a subsidiary of the Company which shares, under Delaware law, are not entitled to be voted at the Meeting. A majority of the shares of Common Stock outstanding and entitled to be voted at the Meeting, present in person or represented by proxy, is necessary to constitute a quorum.

VOTING PROCEDURES AND TABULATION

The Company will appoint one or more inspectors of election to act at the Meeting and to make a written report thereof. Prior to the Meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the Meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

The inspectors will tabulate (i) the number of votes cast for or withheld as to the vote on each nominee for director and (ii) the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to the approval of appointment of independent accountants. The treatment and effect of abstentions and broker non-votes under Delaware law and the Company's Certificate of Incorporation and Bylaws are described below. An abstention or broker non-vote with respect to the election of directors will have no effect on the voting on such matter, provided a quorum is present, because directors are elected by a plurality of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote. An abstention with respect to the proposal to approve accountants effectively counts as a vote against such proposal. The shares represented by a broker non-vote (or other limited proxy) as to the proposal to approve accountants will be counted toward the Meeting quorum but will not be entitled to be voted on that proposal at the Meeting and therefore will not be considered a part of the voting power present with respect to that proposal, which has the effect of reducing the number of shares voted in favor of such proposal that is required to approve it.

ELECTION OF DIRECTORS

The Company's Certificate of Incorporation establishes three classes of directors, so that approximately one-third of the Board is elected each year. The terms of the Class III directors expire at the Meeting. The four current Class III directors are: William E. Bradford, Carol E. Dinkins, C. Jackson Grayson, Jr. and Robert P. Hauptfuhrer. Dr. Grayson will retire from the Board at the expiration of his term.

In accordance with the Company's Bylaws, effective with the date of the Meeting, the number of directors of the Company has been fixed at nine and the number of Class III directors has been fixed at three. The Board has nominated Mr. Bradford, Ms. Dinkins and Mr. Hauptfuhrer for re-election as Class III directors. The terms of these Class III directors, if elected, will expire on the date of the Annual Stockholders Meeting in 1997, or at such time as their successors are elected and qualified. The directors will be elected by a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote.

If any of the nominees is not elected or is unable to serve (although such a contingency is not expected), the remaining Board members may elect a substitute or, alternatively, may reduce the size of the Board, all in accordance with the Company's Bylaws. All current directors are described below, in order of their classification.

CLASS I -- TERM EXPIRES 1995

           NAME
     (DIRECTOR SINCE)                        PRINCIPAL BUSINESS EXPERIENCE DURING PAST FIVE YEARS
- ---------------------------  ------------------------------------------------------------------------------------
                             Vice Chairman  of the  Board of  J.  C. Penney  Company, Inc.  from 1982  and  Chief
                             Operating  Officer of J. C.  Penney Stores and Catalog from  March 1, 1990 until his
      [PHOTO OMITTED]        retirement on July 1, 1992.  Age 62. Prior to his  retirement, he was a director  of the  National Junior Achievement, Chairman of the  Board of Trustees of the National
      Robert B. Gill         4-H Council and a member of the board of directors of the U.S. Chamber of  Commerce.
          (1989)             He currently is a trustee of Pace University.
                             Chairman of the Board and Chief Executive Officer of Hercules Incorporated from 1987 until  his  retirement  on  December  31,  1990. Age  65.  From  1986  to  1987, Mr.
     [PHOTO OMITTED]         Hollingsworth was  Vice  Chairman of  the  same  company. Previously,  he  was  Vice
                             President with various responsibilities, including corporate planning and marketing.
  David S. Hollingsworth     Mr.  Hollingsworth  is a  member of  the board  of directors  of the  Delaware Trust
          (1988)             Company. Prior to his  retirement, Mr. Hollingsworth  was a member  of the board  of directors of the U.S. Chamber of Commerce. He was also a member of the board and the executive  committee of both the Chemical  Manufacturers Association and the Medical
                             Center of Delaware and a member of the Delaware Business Roundtable.
                             Vice Chair of Southern Methodist University  since October 1991. Age 63. Mr.  Pistor served  as Chairman of the  Board and Chief Executive  Officer of NorthPark National
     [PHOTO OMITTED]         Bank from 1988  to June  1990. He  retired as  Vice Chairman  of First  RepublicBank
                             Corporation,  and Chairman and Chief Executive Officer of First RepublicBank Dallas,
  Charles H. Pistor, Jr.     N.A. in  April 1988.  Before that  time,  he was  Chairman of  the Board  and  Chief
          (1988)             Executive Officer of RepublicBank Dallas, N.A. Mr. Pistor is a past-president of the
                             American  Bankers  Association.  Mr.  Pistor  also  serves  as  a  director  of  AMR
                             Corporation, American  Brands, Inc.  and  Centex Corporation.  He  is a  trustee  of
                             Southern Methodist University.

CLASS II -- TERM EXPIRES 1996

           NAME
     (DIRECTOR SINCE)                        PRINCIPAL BUSINESS EXPERIENCE DURING PAST FIVE YEARS
- ---------------------------  ------------------------------------------------------------------------------------
                             President  and Chief Operating Officer of the Company since January 1, 1992. Age 51.
                             Mr. Keiser was  President and Chief  Executive Officer of  Oryx U.K. Energy  Company
     [PHOTO OMITTED]         from   January  1,  1990  through  December   1991.  He  was  also  Vice  President,
                             International Exploration and  Production for  the Company from  January 1990  until
     Robert L. Keiser        August  1990 and from April  1991 through December 1991.  From July 1988 to November
          (1991)             1988, he was a director of the Company. From July 1987 to December 1989, he was Vice
                             President, Planning  and Development  of the  Company.  From 1986  to 1987,  he  was
                             Operations Manager, International Exploration and Production of the Company.
                             President  of  Seegers  Enterprises.  Age  64.  Chairman  of  the  Board  of  Centex
                             Corporation from July 1988 until his retirement in July 1991. From July 1985 to July
     [PHOTO OMITTED]         1988, he was also its Chief Executive Officer and, from July 1978 to July 1985,  Mr.
                             Seegers  was Vice  Chairman and Co-Chief  Executive Officer.  He is a  member of the
     Paul R. Seegers         board of directors of Centex Corporation and is Chairman of its Executive Committee.
         (1990)              Mr. Seegers is Chairman of the Board of Methodist Hospitals of Dallas, a trustee  of
                             Southwestern Medical Foundation and a member of the Advisory Council of Heidelberger
                             Zement of Heidelberg, Germany.
                             President  and Chief Executive Officer of U.S.  Borax Inc. since 1988. Age 57. Prior to that time he was Vice President,  Marketing and then Executive Vice President  of
     [PHOTO OMITTED]         the  same company. Mr.  White-Thomson has been  a director of  U.S. Borax Inc. since
                             1973. In 1985-86 he was Group  Executive of Pennsylvania Glass Sand Corporation  and
   Ian L. White-Thomson      Ottawa Silica Company, newly acquired subsidiaries of U.S. Borax Inc., and organized
          (1993)             their  combination as U.S. Silica, of which  company he was Group Executive in 1987.
                             Mr. White-Thomson has been a director of the American Mining Congress since 1989 and he has  previously  served as  a  director  and held  several  positions,  including
                             Chairman,  of the Chemical Industry Council of  California. He is a director of KCET
                             Community Television of Southern California. He was born and educated in England and became a U.S. citizen in 1982.

CLASS III -- TERM EXPIRES 1997 (IF ELECTED)

           NAME
     (DIRECTOR SINCE)                        PRINCIPAL BUSINESS EXPERIENCE DURING PAST FIVE YEARS
- ---------------------------  ------------------------------------------------------------------------------------
      [PHOTO OMITTED]        President, Chief Operating Officer and a director of Dresser Industries, Inc.  since
                             March  1992.  Age 59.  Mr. Bradford  was  President and  Chief Executive  Officer of
                             Dresser-Rand Company from February 1988 to March 1992. From March 1982 to March 1992
    William E. Bradford      he was Senior Vice President of Operations of Dresser Industries, Inc. Mr.  Bradford
          (1993)             is a director of Diamond Shamrock, Inc.
                             Partner  with the  Houston law  firm of  Vinson &  Elkins L.L.P.,  in charge  of its environmental legal practice, and member of the Firm's Management Committee. Age 48.
      [PHOTO OMITTED]        Prior to rejoining the firm in 1985, Ms. Dinkins was Deputy Attorney General of  the
                             United  States, the second ranking  official in the Department  of Justice. She is a
     Carol E. Dinkins        member of the House of Delegates and serves on the Council of the Natural Resources,
          (1990)             Energy & Environmental Law Section of the American Bar Association. Ms. Dinkins is a
                             member of the Board of the Energy  and Environmental Study Institute, a Trustee  and
                             member  of the Executive Committee of the Nature Conservancy of Texas and a frequent lecturer on environmental law.
                             Chairman of the Board and Chief Executive Officer of the Company since 1988. Age 62.
                             Mr. Hauptfuhrer was President and Chief Operating Officer of Sun Company, Inc.  from
      [PHOTO OMITTED]        1987 to 1988, and was a director of that company during the same period. Previously, he  was President of the  Company and Group Vice President  of Sun Company, Inc. Mr.
   Robert P. Hauptfuhrer     Hauptfuhrer is also a  director of Quaker Chemical  Corporation and Chairman of  the
          (1984)             Natural Gas Supply Association. He is a member of the board of trustees of Princeton
                             University.  Mr. Hauptfuhrer  is a  member of  the Conference  Board and  the Dallas
                             Symphony Association Board of Governors.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

The Board held seven meetings in 1993. The permanent committees of the Board, number of meetings held in 1993, current composition and functions are:

AUDIT COMMITTEE (FOUR MEETINGS) -- Paul R. Seegers, Chairman; Carol E. Dinkins; Robert B. Gill; and Ian L. White-Thomson -- examines the Company's accounting processes, financial controls and reporting systems; and assesses the performance and recommends the appointment of independent accountants.

BOARD POLICY AND NOMINATING COMMITTEE (TWO MEETINGS) -- C. Jackson Grayson, Jr., Chairman; Charles H. Pistor, Jr.; and Paul R. Seegers -- recommends nominees for election to the Board; reviews the role, composition and structure of the Board and its committees; and reviews planning for the succession to senior executive positions.

COMPENSATION COMMITTEE (FOUR MEETINGS) -- David S. Hollingsworth, Chairman; Robert B. Gill; and C. Jackson Grayson, Jr. -- supervises and administers the compensation and benefit policies, practices and plans of the Company.

EXECUTIVE COMMITTEE (NO MEETINGS) -- Robert P. Hauptfuhrer, Chairman; Robert L. Keiser; and Charles H. Pistor, Jr. -- exercises the authority of the Board during the intervals between meetings of the Board.

MLP COMMITTEE (FOUR MEETINGS) -- Robert P. Hauptfuhrer and Robert L. Keiser -- determines the frequency and amount of funding of Sun Energy Partners, L.P.; and determines the frequency and amount of cash distributions to be made by Sun Energy Partners, L.P. and the record dates of such distributions.

DIRECTORS' COMPENSATION

Directors (other than executive officers of the Company) are paid $24,000 per year plus $4,000 per year for each committee of which they are chairman or $2,500 per year for each committee of which they are members. Directors who are not employed by the Company also receive an attendance fee of $1,000 for each Board meeting, committee meeting or management meeting. Executive officers of the Company are not paid additional remuneration for their services as directors. Directors not employed by the Company do not receive remuneration from the Company except as set forth in this section.

Under the Directors' Deferred Compensation Plan, a director may elect to defer all or a portion (at least ten percent and additional multiples of five percent) of his or her compensation from the Company by filing a written election with the Compensation Committee. All deferred payments will commence no earlier than the first day of any year which is at least one year after the year in which compensation is earned and no later than the third calendar year following retirement from the Board.

Under this plan, directors may elect to defer compensation into interest bearing accounts. Deferrals are credited quarterly with interest equal to the rate of return from the Company's CAP Stable Value Fund. Prior to May 1, 1991, directors were also permitted to defer into accounts which were treated as if they were invested in shares of Common Stock and these accounts were credited quarterly with dividend equivalents which were also treated as if they were invested in shares of Common Stock. On and after May 1, 1991, all share units receive dividend equivalents credited to an interest bearing account when, as and if dividends are declared on the Common Stock by the Board. All payments for share units are made in cash based upon the market value of Common Stock at the time of payment.

The Non-Employee Directors' Retirement Plan provides for a retirement benefit to directors who are not officers, present employees or former employees of the Company or any of its affiliates, and who served on the Board for at least five years. The retirement benefit payable to a director is an amount equal to ten percent of the annual retainer in effect for the year in which the director retires from the Board, multiplied by the director's years of service on the Board up to a maximum of ten. The retirement benefit is payable on a quarterly basis, starting with the calendar quarter following the director's retirement from the Board, for the lesser of the number of quarters equal to the director's years of service multiplied by four, or 60 quarters. If a director dies before or after the retirement benefit commences, the director's spouse, if any, at the time of death, will receive 50 percent of any remaining payments. A person who was a director on November 1, 1988, will receive credit for any period of service as a member of Sun Company, Inc.'s board of directors.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of December 31, 1993, the number of shares of Common Stock and depositary units of Sun Energy Partners, L.P. ("Partnership Units"), for which the Company acts as Managing General Partner, beneficially owned (as defined by the Securities and Exchange Commission ("SEC")) by each current director, by each executive officer named in the summary compensation table included herein who is not also a director, and by all directors and executive officers as a group. No director or executive officer beneficially owns more than one percent of the outstanding Common Stock or Partnership Units. All directors and executive officers as a group own less than one percent of each of the outstanding Common Stock and Partnership Units. No director or executive officer beneficially owns any of the 7 1/2% Convertible Subordinated Debentures Due 2014 of the Company.

                                                                                          SHARES OF
                                                                                           COMMON     PARTNERSHIP
                                                                                            STOCK        UNITS
                                                                                         BENEFICIALLY BENEFICIALLY
DIRECTORS                                                                                 OWNED(1)     OWNED(1)
- ---------------------------------------------------------------------------------------  -----------  -----------
William E. Bradford....................................................................       1,500        0
Carol E. Dinkins.......................................................................       1,000        0
Robert B. Gill.........................................................................       2,000        0
C. Jackson Grayson, Jr. ...............................................................       5,200        0
Robert P. Hauptfuhrer(2)(3)............................................................     347,227        1,000
David S. Hollingsworth.................................................................       1,000        0
Robert L. Keiser(3)(4).................................................................      51,085        0
Charles H. Pistor, Jr.(4)..............................................................       1,000        0
Paul R. Seegers........................................................................       3,000        0
Ian L. White-Thomson...................................................................       1,000        0

EXECUTIVE OFFICERS NAMED IN THE SUMMARY COMPENSATION
 TABLE OTHER THAN THOSE LISTED ABOVE
- ---------------------------------------------------------------------------------------
Jerry W. Box(3)........................................................................      65,217        0
Thomas W. Lynch(3).....................................................................      49,044          100
Edward W. Moneypenny(3)................................................................      56,349        0
All directors and executive officers as a group (19 persons including those named
 above)(2)(3)(4).......................................................................     677,044        1,300

- ------------------------
(1) As defined by the SEC, securities beneficially owned include: securities that the above persons have the right to acquire at any time within 60 days from December 31, 1993, such as through the exercise of any option or right or pursuant to an incentive award; securities directly or indirectly held by the above persons or by certain members of their families for which the above persons have sole or shared voting or investment power; and shares of Common Stock held on behalf of the above persons in the Company's CAP.

(2) The shares of Common Stock shown include the following shares owned by family members as to which the following persons have disclaimed beneficial ownership: R.P. Hauptfuhrer -- 33,055 shares; and all directors and executive officers of the Company as a group -- 33,879 shares.

(3) The amounts shown include shares of Common Stock which the following persons had the right to acquire within 60 days from December 31, 1993 through the exercise of options or pursuant to incentive awards under the Company's long-term incentive plans: R.P. Hauptfuhrer -- 278,487 shares; R.L. Keiser 36,086 shares; J.W. Box -- 59,753 shares; T.W. Lynch -- 42,698 shares; E.W. Moneypenny -- 54,020 shares; and all directors and executive officers of the Company as a group -- 533,103 shares.

(4) These individuals and the group have sole voting and investment power with respect to shares of Common Stock shown, except that voting and investment power in the number of shares of Common Stock listed below is shared: R.L. Keiser -- 9,190 shares; C.H. Pistor, Jr. -- 1,000 shares; and all directors and executive officers of the Company as a group -- 13,476 shares.

EXECUTIVE COMPENSATION

The following Compensation Committee Report on Executive Compensation and the information herein under "Executive Compensation-Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

To the Stockholders
Oryx Energy Company:
COMPENSATION PHILOSOPHY

The Company's philosophy is that total compensation for its Chief Executive Officer ("Chairman/CEO"), and other executives, should be established by the same process used for its other salaried employees, except that: (1) executives should have a greater portion of their compensation at risk than other employees, (2) a large portion of executive compensation should be tied directly to the performance of the business and (3) executives should share in the same risks and rewards as do stockholders of the Company.

The Company also believes that executive compensation should be subject to objective review. For this reason, the Compensation Committee of the Board of Directors ("Committee") has been established. The Committee is comprised of three directors, none of whom are employees or former employees of the Company. Operating within the framework of a mission statement approved by the Board of Directors, the Committee's role is to assure that the compensation strategy of the Company is aligned with the interests of the stockholders, and that the Company's compensation structure will allow for fair and reasonable base salary levels and the opportunity for senior executives to earn short-term and long-term compensation that reflects both Company and individual performance as well as industry practice. The Committee has, from time to time, utilized the expertise of independent compensation consultants in discharging its responsibilities.

COMPENSATION PROGRAMS AND POLICIES

The Company's executive compensation programs are designed to retain and reward executives who are successful in helping the Company achieve its business objectives. The Company operates in a mature industry characterized by large capital investments, increasingly demanding technology, government regulation, highly competitive global operating environments and long-term investment cycles. Executive compensation programs of the Company are designed to address the above considerations and consist of three major components:

    BASE SALARY: For the Chairman/CEO and other executive officers, base salary is determined by the level of job responsibility, the competitiveness of the executives' salaries to the external marketplace and the degree to which established objectives have been achieved. These three general factors are not weighted.

    It is the Company's practice to set base salary targets for each executive at levels equivalent to the median (50th percentile) of comparable oil and gas producers and general industry companies of similar size, as measured by annual revenues. The Company participates in two industry specific surveys of 27 and 22 companies and two general industry surveys of 51 and 17 companies. The number of participants in each survey may vary from year to year as companies change their focus, merge or are acquired. The results of each survey are weighted 25 percent.

    Because of the lack of common performance criteria and the anonymity of the data gathered, it is not possible to make a meaningful comparison on the basis of performance of the surveyed companies. Therefore, the Committee did not consider the performance of the surveyed companies used to benchmark salaries.

    It should be noted that the Company-selected peer group presented in the performance graph of cumulative total stockholder return on page 19 of this proxy statement is a much smaller group than the one considered appropriate by the Committee for determining compensation and recruiting executive talent. However, each of the 12 companies named in footnote 3 to such performance graph, except the two non U.S.-based companies, are included in the two industry specific surveys discussed above.

    Once the salary target is established for each executive position, the Committee sets the salary within an established range around the salary target based on its appraisal of the executives' performance with respect to the goals approved by the Committee for each individual's area of responsibility in support of the Company's goals. Adjustments to 1993 base salaries for the officers listed in the Summary Compensation Table were based on 1992 performance which met or exceeded goals established by the Committee and included:

    - replacing  oil   and  gas   reserves  produced   while  reducing   capital
      expenditures;

    - reducing an already competitive finding, development and acquisition cost per barrel;

    - reducing total debt; and

    - increasing shareholders' equity.

    ANNUAL INCENTIVES: Annual incentives, if earned, are paid in cash from the Variable Incentive Plan ("VIP"). The VIP is available to officers of the Company and all other regular employees worldwide. The VIP is intended to highlight crucial business objectives and promote the achievement of these objectives through individual and team contributions at all levels of the Company.

    The VIP goals and targeted performance levels for each goal are established by the Committee and recommended to the full Board for final approval at the beginning of the fiscal year in support of the Company's annual strategic plan. Recent performance levels of the Company and expected conditions within the oil and gas industry are taken into account when goals and target levels are established. The goals for 1993 included both operational and financial measures, as follows:

SHORT-TERM GOALS (70%)                                         LONG-TERM GOALS (30%)
- ------------------------------------------------  ------------------------------------------------
- - cash flow                                       - proved reserves
- - production volumes                              - finding, development and acquisition cost per
                                                    barrel
- - lease operating and administrative expenses

    Each of the goals was weighted to provide balance appropriate for the year. VIP payments are made only upon the achievement of targeted objectives and no payments are made if minimum thresholds are not met. Annual target incentives for executive officers listed in the Summary Compensation Table range from 30 to 50 percent of annual base salary. Payments may vary around targeted amounts based upon evaluated performance of each executive officer and the Company.

    For the VIP plan year ended December 31, 1993, the Committee concluded that the level of accomplishment required for paying bonuses was not met. Accordingly, neither the officers listed in the Summary Compensation Table nor any other officers of the Company received bonuses for 1993.

    LONG-TERM INCENTIVES: Long-term incentive awards strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of these executives with those of stockholders. The current long-term incentive plan was approved by stockholders in 1991 and authorizes the use of a variety of stock-based forms of compensation. In 1993, long-term incentive awards consisted of a combination of nonqualified stock options and performance shares. The grant level to each participant, including the officers listed in the Summary Compensation Table, was based on survey data provided by a nationally recognized consulting firm. The level of grant selected by the Company was targeted at the median of the general industry group which is composed of 270 companies, 10,500 participating individuals and over 400 long-term incentive plans. The group of 270 companies consists principally of FORTUNE 1000 entities which represent a broad cross-section of industries. Due to the lack of common performance criteria, no consideration was given to relative company performance of the surveyed companies in determining long-term incentive grants.

    Stock options represent the right to purchase shares of Common Stock after a specified future date, not less than one full year from the date of grant and not more than ten years from the date of grant, at the fair market price of Common Stock on the date of grant. Unlike cash, the value of a stock option award will not be immediately realized and will depend on the market value of the Common Stock over time. The value of the option ultimately realized will depend on the continued success of the Company and serves to provide the executive an incentive for years after it has been awarded. Attached to each option is a reload feature. The reload feature entitles the recipient to receive a new stock option to purchase, at the then current market price per share, a number of shares of Common Stock equal to the number of shares of Common Stock that are tendered to exercise a stock option. The reload feature encourages continued share ownership by executives without increasing compensation expense.

    Performance shares were granted in 1993 at the rate of approximately one performance share for each two stock options granted. These performance shares were granted in tandem with contingent stock options at the ratio of two contingent stock options to one performance share. A performance share is the right to receive a share of Common Stock or the cash value thereof, at the discretion of the Committee, on a specified future date upon satisfaction of a pre-established Common Stock price target. At the time of grant, total compounded shareholder return of 11 percent was the criterion used in calculating the targeted price. Between the targeted price and the minimum targeted price, pro rata payment is made. If less than the minimum targeted price is achieved, the performance shares are cancelled, and the related contingent stock options become exercisable. The contingent stock options were granted with an exercise price equal to the fair market price of Common Stock on the day the pre-established Common Stock price target was set. Contingent stock options were granted and are exercisable under the same conditions described for stock options. In 1993, the Company granted performance shares to the executive officers listed in the Summary Compensation Table.

    In December of 1993, as a result of reviewing the Company's long-term incentive strategy, the Committee decided to suspend performance share awards and to grant only stock options in 1994.

COMPANY PERFORMANCE AND CHAIRMAN/CEO COMPENSATION

The Chairman/CEO's salary for 1993 was determined in December 1992 as a function of performance and competitive factors at that time. In 1992, under the leadership of the Chairman/CEO, the Company exceeded its targeted goals for cash flow, proved reserves additions, and finding, development and acquisition costs per barrel. Corporate debt was significantly reduced as a result of a successful stock offering and sales of nonstrategic assets. Additionally, the overall cost of doing business was significantly reduced. Considering these accomplishments, the Committee increased the Chairman/ CEO's salary from $598,416 to $633,360, which was the approximate median for chief executive officer base compensation in the peer groups described above in the discussion of base salary. The Chairman/CEO's employment agreement, described on page 18 of this proxy statement, guarantees a specified minimum base salary through December 31, 1995.

The Chairman/CEO's annual incentive award under the VIP is based on the Committee's assessment of the Company's performance in five quantitative goal areas as described above in the discussion on annual incentives. Based on the Committee's conclusion that the level of accomplishment required for paying bonuses was not met, the Chairman/CEO did not receive a bonus for 1993.

The Chairman/CEO's long-term incentive award for 1993 consisted of stock options and performance shares. The level of award was determined to be competitive at approximately the 50th percentile of industry based on long-term incentive expected value tables compiled by a nationally recognized consulting firm. Data from the consulting firm survey was used to determine the appropriate prospective expected value of the performance shares and stock options combined as a multiple of salary for the position. The Chairman/CEO's award was made on the same terms as described above under "Long-Term Incentives."

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Company desires to preserve the tax deductibility of all compensation paid to its executive officers and other members of management. However, the Committee may make awards or approve compensation that does not qualify for the compensation deduction if, taking into consideration the relevant factors in existence at the time, the Committee believes it is in the Company's interest to do so. The Committee has granted only performance based awards in 1994 which are exempt from the $1 million pay cap deduction limitation imposed by the Omnibus Budget Reconciliation Act of 1993.

OUTLOOK

In recognition of the difficult market conditions anticipated for the oil and gas industry and the Company in 1994, the Committee approved a request by the
Company to freeze salaries of all executive officers. Therefore, the Chairman/CEO and the other executive officers listed in the Summary Compensation Table will not receive merit increases or annual salary adjustments for 1994.

SUMMARY

We, the members of the Committee, believe that the Company's compensation policies have been successful in retaining and motivating qualified executives and in tying compensation to long-term performance for stockholders. We will continue to monitor the effectiveness and appropriateness of each of the components to reflect changes in the business environment.

David S. Hollingsworth, Chairman
C. Jackson Grayson, Jr.
Robert B. Gill

The following table sets forth certain summary information concerning the compensation awarded to, earned by or paid to the Chairman/CEO of the Company and each of the four most highly compensated executive officers of the Company other than the Chairman/CEO (collectively, the "named executive officers") for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                              ----------------------
                                                                                 AWARDS
                                                                              ------------
                                                                               SECURITIES
                                                 ANNUAL COMPENSATION           UNDERLYING   PAYOUTS
                                         -----------------------------------  OPTIONS/SARS  --------
                                                              OTHER ANNUAL     (NUMBER OF     LTIP     ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR       SALARY    BONUS    COMPENSATION(1)   SHARES)(2)   PAYOUTS   COMPENSATION
- ---------------------------  --------    --------  --------  ---------------  ------------  --------  ------------
Robert P. Hauptfuhrer        1993(3)     $633,360  $  0      $      23,301         45,250   $  0      $    40,567
  Chairman and Chief         1992(4)     $598,416  $294,500  $      42,634         45,870   $  0      $    36,893
   Executive Officer         1991(5)     $598,416  $260,000  $      56,546         25,000   $478,125  $    44,608
Robert L. Keiser             1993(6)     $349,128  $  0      $      19,237         23,690   $  0      $    21,169
  President and Chief        1992(7)     $299,260  $156,400  $     166,591         17,420   $  0      $    16,567
   Operating Officer         1991(8)     $184,496  $100,000  $     151,347          5,430   $  0      $    13,674
Jerry W. Box                 1993(9)     $251,368  $  0      $       5,833         11,830   $  0      $    14,452
  Senior Vice President,     1992(10)    $229,424  $ 91,100  $      15,924          8,660   $  0      $    11,891
   Exploration & Production  1991(11)    $212,472  $ 71,000  $      21,446          5,850   $  0      $    13,094
Edward W. Moneypenny         1993(12)    $244,400  $  0      $       5,317         11,830   $  0      $    14,884
  Senior Vice President,     1992(13)    $229,424  $ 97,000  $      15,890          8,660   $  0      $     9,605
   Finance, and Chief        1991(14)    $214,448  $ 71,000  $      21,591          5,850   $  0      $    11,525
    Financial Officer
Thomas W. Lynch              1993(15)    $212,004  $  0      $       8,416          8,220   $  0      $    11,552
  Vice President and         1992(16)    $203,476  $ 57,400  $      18,111          6,450   $  0      $     8,437
   General Counsel           1991(17)    $194,480  $ 52,500  $      25,591          5,050   $  0      $    10,258

- ------------------------
(1) Includes the value of performance shares in 1992 and restricted stock units in 1991 (both performance shares and restricted stock units being referred to as "performance shares") based solely on fulfilling a specified employment period. These performance shares are payable only if employee remains an employee of the Company until the end of the restriction period. These performance shares are payable in cash and/or shares of Common Stock. During the restriction period, dividend equivalents are paid on performance shares when, as and if dividends are declared on the Common Stock by the Board. In December 1992, the Committee determined not to grant any of this type of employment-based performance shares to executive officers of the Company for 1993.

(2) Options represent the right to purchase shares of Common Stock at a fixed price per share and were granted with an equal number of limited rights and a "reload" feature. See footnote 2 to the Option Grants in 1993 table included elsewhere herein for additional information on option terms, limited rights and the "reload" feature. A stock appreciation right ("SAR") is a right attached to a stock option which allows the holder of the option to be paid, in cash or shares of Common Stock depending upon when the right is exercised, an amount equal to the appreciation of the underlying Common Stock in lieu of exercising the option. No SARs were granted during any of the years presented. The number of options shown does not include certain contingent options to purchase shares of Common Stock. The contingent options were granted in tandem with certain performance shares. These performance shares are payable in cash and/or shares of Common Stock upon attainment of certain minimum targeted average stock prices at the end of the three-year performance periods; otherwise, such performance shares are cancelled. The contingent options become exercisable only if the related performance shares are cancelled. See footnote 1 to the Long-Term Incentive Plans -- Awards in 1993 table included elsewhere herein for additional information on the contingent options and performance shares.

(3) At December 31, 1993, Mr. Hauptfuhrer held an aggregate of 52,770 performance shares (as described in footnote 1 above and in footnote 1 to the Long-Term Incentive Plans -- Awards in 1993 table) with an aggregate market value at that date of $910,283. The number of stock options shown does not include 44,660 contingent options. The amount shown as All Other Compensation consists of Company contributions to defined contribution plans of $29,594 ($25,578 in cash and an allocation of 232.82 shares of Common Stock valued at $4,016 using the December 31, 1993 closing price) and term life insurance premiums of $10,973.

(4) The number of stock options shown does not include 35,280 contingent options. The amount shown as All Other Compensation consists of Company contributions to defined contribution plans of $26,525 ($23,016 in cash and an allocation of 178.81 shares of Common Stock valued at $3,509 using the December 31, 1992 closing price) and term life insurance premiums of $10,368.

(5) The number of stock options shown does not include 24,400 contingent options. The amount shown as LTIP Payouts represents payment for 15,000 performance shares granted in 1988 under Mr. Hauptfuhrer's employment agreement which payment was made 64 percent in shares of Common Stock and 36 percent in cash. The amount shown as All Other Compensation consists of Company contributions to defined contribution plans of $26,680 ($22,610 in cash and an allocation of 158.83 shares of Common Stock valued at $4,070 using the December 31, 1991 closing price) and term life insurance premiums of $17,928.

(6) At December 31, 1993, Mr. Keiser held an aggregate of 22,975 performance shares (as described in footnote 1 above and in footnote 1 to the Long-Term Incentive Plans -- Awards in 1993 table) with an aggregate market value at that date of $396,319. The number of stock options shown does not include 23,100 contingent options. The amount shown as All Other Compensation consists of Company contributions to defined contribution plans of $15,524 ($11,738 in cash and an allocation of 219.48 shares of Common Stock valued at $3,786 using the December 31, 1993 closing price) and term life insurance premiums of $5,645.

(7) The amount shown as Other Annual Compensation includes compensation of $143,399 related to Mr. Keiser's overseas assignment, composed of moving and resettlement costs, tax gross-ups and commodities and services allowances, which are generally available to all U.S.-based expatriate employees of the Company. The number of stock options shown does not include 16,820 contingent options. The amount shown as All Other Compensation consists of Company contributions to defined contribution plans of $11,729 ($8,132 in cash and an allocation of 183.30 shares of Common Stock valued at $3,597 using the December 31, 1992 closing price) and term life insurance premiums of $4,838.

(8) The amount shown as Other Annual Compensation includes compensation of $135,008 related to Mr. Keiser's overseas assignment, composed of moving and resettlement costs, tax gross-ups and commodities and services allowances, which are generally available to all U.S.-based expatriate employees of the Company. The number of stock options shown does not include 4,830 contingent options. The amount shown as All Other Compensation consists of Company contributions to defined contribution plans of $7,678 ($3,467 in cash and an allocation of 164.35 shares of Common Stock valued at $4,211 using the December 31, 1991 closing price) and term life insurance premiums of $5,996.

(9) At December 31, 1993, Mr. Box held an aggregate of 12,875 performance shares (as described in footnote 1 above and in footnote 1 to the Long-Term Incentive Plans -- Awards in 1993 table) with an aggregate market value at that date of $222,094. The number of stock options shown does not include 11,240 contingent options. The amount shown as All Other Compensation consists of Company contributions to defined contribution plans of $10,529 ($6,972 in cash and an allocation of 206.22 shares of Common Stock valued at $3,557 using the December 31, 1993 closing price) and term life insurance premiums of $3,923.

(10)The number of stock options shown does not include 8,060 contingent options. The amount shown as All Other Compensation consists of Company contributions to defined contribution plans of $8,314 ($4,853 in cash and an allocation of 176.36 shares of Common Stock valued at $3,461 using the December 31, 1992 closing price) and term life insurance premiums of $3,577.

(11)The number of stock options shown does not include 5,250 contingent options. The amount shown as All Other Compensation consists of Company contributions to defined contribution plans of $7,367 ($3,316 in cash and an allocation of
    158.08 shares of Common Stock valued at $4,051 using the December 31, 1991 closing price) and term life insurance premiums of $5,727.

(12)At December 31, 1993, Mr. Moneypenny held an aggregate of 12,875 performance shares (as described in footnote 1 above and in footnote 1 to the Long-Term Incentive Plans -- Awards in 1993 table) with an aggregate market value at that date of $222,094. The number of stock options shown does not include 11,240 contingent options. The amount shown as All Other Compensation consists of Company contributions to defined contribution plans of $11,071 ($6,417 in cash and an allocation of 269.80 shares of Common Stock valued at $4,654 using the December 31, 1993 closing price) and term life insurance premiums of $3,813.

(13)The number of stock options shown does not include 8,060 contingent options. The amount shown as All Other Compensation consists of Company contributions to defined contribution plans of $6,028 (based on an allocation of 307.16 shares of Common Stock valued using the December 31, 1992 closing price) and term life insurance premiums of $3,577.

(14)The number of options shown does not include 5,250 contingent options. The amount shown as All Other Compensation consists of Company contributions to defined contribution plans of $5,738 (based on an allocation of 223.92 shares of Common Stock valued using the December 31, 1991 closing price) and term life insurance premiums of $5,787.

(15)At December 31, 1993, Mr. Lynch held an aggregate of 9,565 performance shares (as described in footnote 1 above and in footnote 1 to the Long-Term Incentive Plans -- Awards in 1993 table) with an aggregate market value at that date of $164,996. The number of stock options shown does not include 7,620 contingent options. The amount shown as All Other Compensation consists of Company contributions to defined contribution plans of $8,367 ($2,321 in cash and an allocation of 350.52 shares of Common Stock valued at $6,046 using the December 31, 1993 closing price) and term life insurance premiums of $3,185.

(16)The number of options shown does not include 5,860 contingent options. The amount shown as All Other Compensation consists of Company contributions to defined contribution plans of $5,384 (based on an allocation of 274.37 shares of Common Stock valued using the December 31, 1992 closing price) and term life insurance premiums of $3,053.

(17)The number of options shown does not include 4,450 contingent options. The amount shown as All Other Compensation consists of Company contributions to defined contribution plans of $5,208 (based on an allocation of 203.24 shares of Common Stock valued using the December 31, 1991 closing price) and term life insurance premiums of $5,050.

The following table sets forth certain information with respect to options to purchase Common Stock and SARs granted during the year ended December 31, 1993 to each of the named executive officers.

                          OPTION/SAR GRANTS IN 1993(1)

                           INDIVIDUAL GRANTS
- ------------------------------------------------------------------------
                         NUMBER OF     PERCENT
                         SECURITIES   OF TOTAL                                  POTENTIAL REALIZABLE VALUE
                         UNDERLYING    OPTIONS                                  AT ASSUMED ANNUAL RATES OF
                        OPTIONS/SARS   GRANTED                                   STOCK PRICE APPRECIATION
                          GRANTED        TO      EXERCISE OR                        FOR OPTION TERM(3)
                         (NUMBER OF   EMPLOYEES  BASE PRICE   EXPIRATION  --------------------------------------
NAME                    SHARES) (2)    IN 1993    PER SHARE      DATE       5 PERCENT(4)         10 PERCENT(5)
- ----------------------  ------------  ---------  -----------  ----------  -----------------    -----------------
All Shareholders......          N/A        N/A          N/A          N/A  $ 1,196,628,960  (6) $ 3,031,556,963  (6)
Robert P.
 Hauptfuhrer..........       45,250       17.3   $   19.625   12/31/2002  $       558,611      $     1,415,194
Robert L. Keiser......       23,690        9.1   $   19.625   12/31/2002  $       292,453      $       740,905
Jerry W. Box..........       11,830        4.5   $   19.625   12/31/2002  $       146,041      $       369,983
Edward W.
 Moneypenny...........       11,830        4.5   $   19.625   12/31/2002  $       146,041      $       369,983
Thomas W. Lynch.......        8,220        3.1   $   19.625   12/31/2002  $       101,476      $       257,081

- ------------------------
(1) No SAR grants were made in 1993.
(2) Options represent the right to purchase shares of Common Stock at a fixed price per share and were granted with limited rights, which limited rights become immediately and fully exercisable upon a "change of control" of the Company and entitle the recipient to receive a cash payment equal to the excess of the then market price of the Common Stock over the exercise price of the related option. Options granted in 1993 and 1992 were also granted with a "reload" feature which permits the recipient to tender shares of Common Stock at then current market value in payment of the option exercise price and receive, in addition to the shares of Common Stock purchased upon exercise of the option, a new option to purchase a number of shares of Common Stock equal to the number of shares of Common Stock so tendered at the then current market price per share. The options vest at the rate of 25 percent per year commencing on the first anniversary of the grant date, except in the case of retirement or permanent disability in which case the options fully vest and are exercisable for a period of up to 36 months after such retirement or disability. The number of options shown does not include contingent options to purchase shares of Common Stock granted to the following persons in 1993, which contingent options become exercisable (subject to the option vesting schedule) only if the related performance shares are cancelled: R.P. Hauptfuhrer -- 44,660; R.L. Keiser -- 23,100; J.W. Box -- 11,240; E.W. Moneypenny -- 11,240; and T.W. Lynch -- 7,620. See
    footnote 1 to the Long-Term Incentive Plans -- Awards in 1993 table included elsewhere herein for additional information on the contingent options and performance shares.
(3) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.
(4) Represents an assumed market price per share of Common Stock of $31.97.
(5) Represents an assumed market price per share of Common Stock of $50.90.
(6) The amounts shown are calculated by multiplying (i) the 96,932,277 shares of Common Stock outstanding at December 31, 1993 times (ii) the excess of the assumed market prices per share of Common Stock ($31.97 at 5 percent and $50.90 at 10 percent) over $19.625.

The following table sets forth certain information with respect to the exercise of options to purchase Common Stock and SARs during the year ended December 31, 1993, and the unexercised options held at December 31, 1993 and the value thereof, by each of the named executive officers.

                    AGGREGATED OPTION/SAR EXERCISES IN 1993
                         AND 12/31/93 OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                          SHARES ACQUIRED             OPTIONS/SARS AT 12/31/93     IN-THE-MONEY OPTIONS/SARS
                            ON EXERCISE                     (SHARES)(1)                  AT 12/31/93(1)
                            (NUMBER OF      VALUE    --------------------------    --------------------------
NAME                          SHARES)      REALIZED  EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
- ------------------------  ---------------  --------  -----------  -------------    -----------  -------------
Robert P. Hauptfuhrer...            0      $     0      223,327       211,773  (2) $       0    $        0
Robert L. Keiser........            0      $     0       19,220        87,060  (3) $       0    $        0
Jerry W. Box............            0      $     0       47,402        49,080  (4) $       0    $        0
Edward W. Moneypenny....            0      $     0       41,669        49,080  (4) $       0    $        0
Thomas W. Lynch.........            0      $     0       32,821        36,353  (5) $       0    $        0

- ------------------------
(1) Options represent the right to purchase shares of Common Stock at a fixed price per share. An SAR is a right attached to a stock option which allows the holder of the option to be paid, in cash or shares of Common Stock depending upon when the right is exercised, an amount equal to the appreciation of the underlying Common Stock in lieu of exercising the option. Certain of the options reported are contingent options which are exercisable (subject to the option vesting schedule) only if the related performance shares are cancelled. On January 2, 1994, certain performance shares awarded in 1991 terminated in accordance with their terms as a result of non-attainment of the minimum targeted share price established at the time of grant, and the related contingent options became exercisable. See footnote 1 to the Long-Term Incentive Plans -- Awards in 1993 table included elsewhere herein for additional information on the contingent options and performance shares.
(2) Includes 104,340 contingent options, of which 18,300 became exercisable on January 2, 1994.
(3) Includes 44,750 contingent options, of which 3,622 became exercisable on January 2, 1994.
(4) Includes 24,550 contingent options, of which 3,937 became exercisable on January 2, 1994.
(5) Includes 17,930 contingent options, of which 3,337 became exercisable on January 2, 1994.

The following table sets forth certain information regarding each compensation award made during the year ended December 31, 1993, to the named executive officers under any long-term incentive compensation plan pursuant to which the measurement of benefits to be received is a function of the market price of the Common Stock.

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 1993

                                                                                                  PERFORMANCE OR
                                                                                                OTHER PERIOD UNTIL
                                                                   NUMBER OF SHARES, UNITS OR      MATURATION OR
NAME                                                                    OTHER RIGHTS(1)               PAYOUT
- ----------------------------------------------------------------  ----------------------------  -------------------
Robert P. Hauptfuhrer...........................................     22,330 performance shares          1/4/96
Robert L. Keiser................................................     11,550 performance shares          1/4/96
Jerry W. Box....................................................      5,620 performance shares          1/4/96
Edward W. Moneypenny............................................      5,620 performance shares          1/4/96
Thomas W. Lynch.................................................      3,810 performance shares          1/4/96

- ------------------------
(1) Performance shares payable in cash and/or shares of Common Stock. Performance measure is the targeted 30 day average of closing prices for Common Stock at end of restriction period. At the time of grant, total compounded shareholder return of 11 percent was the criterion used in calculating the targeted common stock price. If less than the minimum targeted average price is achieved, the performance shares are cancelled. Between the targeted average price and the minimum targeted average price, pro rata payment is made. Performance shares are granted in tandem with contingent options to purchase shares of Common Stock equal to twice the number of performance shares granted, which contingent options are exercisable only if the related performance shares are cancelled. The contingent stock options have an exercise price of $19.625 per share, vest 75 percent on the third anniversary of the grant date and 25 percent on the fourth anniversary of the grant date and have a ten-year term. The contingent stock options were granted with an equal number of limited rights, which limited rights become immediately and fully exercisable upon a "change of control" of the Company and entitle the recipient to receive a cash payment equal to the excess of the then market price of the Common Stock over the exercise price of the related option. During the restriction period, dividend equivalents are paid on performance shares when, as and if dividends are declared on the Common Stock by the Board.

DEFINED BENEFIT PLANS

The defined benefit plans of the Company that cover its executive officers provide the benefits shown below. The estimates assume that benefits are received in the form of a single life annuity with 50 percent continuing after the death of the employee for the life of his or her spouse.

                                                ESTIMATED ANNUAL BENEFITS UPON RETIREMENT AT AGE 65
                                                 AFTER COMPLETION OF THE FOLLOWING YEARS OF SERVICE
                                             ----------------------------------------------------------
                                                                                              35 YEARS
       FINAL AVERAGE COMPENSATION(1)          15 YEARS    20 YEARS    25 YEARS    30 YEARS    OR MORE
- -------------------------------------------  ----------  ----------  ----------  ----------  ----------
$ 200,000..................................  $   75,000  $   90,000  $  105,000  $  120,000  $  130,000
$ 300,000..................................  $  112,500  $  135,000  $  157,500  $  180,000  $  195,000
$ 400,000..................................  $  150,000  $  180,000  $  210,000  $  240,000  $  260,000
$ 550,000..................................  $  206,250  $  247,500  $  288,750  $  330,000  $  357,500
$ 700,000..................................  $  262,500  $  315,000  $  367,500  $  420,000  $  455,000
$ 800,000..................................  $  300,000  $  360,000  $  420,000  $  480,000  $  520,000
$1,000,000.................................  $  375,000  $  450,000  $  525,000  $  600,000  $  650,000
$1,200,000.................................  $  450,000  $  540,000  $  630,000  $  720,000  $  780,000

- ------------------------
(1) Benefit amounts under the Company's Executive Retirement Plan are based exclusively on base salary and guideline bonus amounts. Final Average Compensation is the average of the base salary and guideline bonus in the highest three consecutive years during the last 10 years of service. The amounts reported in the Summary Compensation Table under Salary and Bonus reflect total cash compensation for the years indicated. The 1993 considered compensation for the named executive officers is as follows: R.P. Hauptfuhrer -- $952,598; R.L. Keiser -- $490,095; J.W. Box -- $340,261; E.W.
    Moneypenny -- $330,828; and T.W. Lynch -- $276,347.

Retirement benefits shown above are amounts calculated before any Social Security offset. The Social Security offset is equal to 1 2/3 percent of primary Social Security benefits for each year of participation in the Company's Retirement Plan up to 30 years, or a maximum offset of 50 percent of primary Social Security benefits.

Credited years of service for the named executive officers are as follows: R.P. Hauptfuhrer -- 36; R.L. Keiser -- 28; J.W. Box -- 25; E.W. Moneypenny -- 17; and T.W. Lynch -- 18.

SEVERANCE PLANS AND EMPLOYMENT AGREEMENT

The Special Executive Severance Plan, which was adopted in 1988, provides severance benefits to Messrs. Keiser, Box, Moneypenny, Lynch and other designated executive officers of the Company in the event of their "termination of employment" within two years of a "change in control" (as such terms are defined in the Special Executive Severance Plan) of the Company. The Compensation Committee has the authority to designate, or delegate to the Company's Chief Executive Officer the authority to designate, other officers to participate in the Special Executive Severance Plan. Benefits under the Special Executive Severance Plan are set forth in individual Executive Severance Agreements, the form of which is the same for each participant.

All Executive Severance Agreements have a term of two years, with automatic extensions for successive two-year periods unless terminated by the Company. Severance benefits include payment of an amount up to three times the participant's final annual compensation upon a termination of employment following a change in control of the Company. The terms of the Special Executive Severance Plan also provide that if any payments made to the executive officer, whether or not made under the Special Executive Severance Plan, would cause the executive officer to be subject to an excise tax because the payment is a "parachute payment" (as defined in the Internal Revenue Code) then the Company will pay the executive officer an Excise Tax Premium (as defined in the Special Executive Severance Plan) in a sufficient amount to make the executive officer whole with respect to any additional tax that would not have been payable except due to a payment on change in control.

As of December 31, 1993, payments under the Special Executive Severance Plan to the individuals named above would have been as follows: R.L. Keiser -- $1,592,666; J.W. Box -- $1,047,315; E.W. Moneypenny -- $1,000,231; and

T.W. Lynch -- $833,480 (without regard to the Excise Tax Premiums). The provisions of the Special Executive Severance Plan do not cover Mr. Hauptfuhrer who, in the event of a change in control, will receive severance compensation under an employment agreement described below in this section.

These individuals would also be entitled to supplemental benefits such as the continuation of insurance, the cost of which would not be significant in relation to the aggregate payments. In addition, these individuals would be entitled to the payment of counsel fees reasonably necessary to enforce the Executive Severance Agreement, the value of which cannot be estimated at this time.

In addition to the Special Executive Severance Plan, which is operational only in the event of a "change in control", the Company has an employee severance plan applicable to specified terminations. Severance pay under this plan could exceed $100,000 where applicable to certain long service higher paid employees.

The Company has an employment agreement with Robert P. Hauptfuhrer pursuant to which Mr. Hauptfuhrer agrees to serve as Chairman and Chief Executive Officer of the Company through December 31, 1995. Compensation for such services consists of a base salary of no less than $507,844 per year and participation in the benefit plans, programs and arrangements generally applicable to executives of the Company. Mr. Hauptfuhrer also participates in the Company's Variable Incentive Plan. The employment agreement provides that in the event of a change in control of the Company while Mr. Hauptfuhrer is employed by the Company, he will receive at least the salary (and bonus related thereto) in effect immediately before the change in control. As of December 31, 1993, the annual salary plus bonus payable to Mr. Hauptfuhrer under the change in control provision of his employment agreement was $950,040. In addition, Mr. Hauptfuhrer will participate, while his employment with the Company continues, in the benefit plans, programs and arrangements applicable to him immediately before the change in control or any more favorable plans, programs or arrangements established after the change in control for executives with comparable duties.

PERFORMANCE GRAPH

The following graph sets forth the cumulative total stockholder return for Common Stock, the S&P 500 Index and a Company-selected peer group index for the years indicated as prescribed by the SEC's rules. The companies included in the peer group index represent publicly traded exploration and production companies having large oil and gas reserve quantities.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
        AMONG ORYX ENERGY COMPANY, S&P 500 INDEX AND PEER GROUP INDEX(2)

[GRAPH OMITTED]            1988  1989  1990  1991  1992  1993
                           ----  ----  ----  ----  ----  ----
S&P 500                    $100  $132  $128  $166  $179  $197
Peer Group (3)             $100  $153  $135  $108  $108  $119
Oryx Energy Company        $100  $177  $148  $109  $ 87  $ 78

- ------------------------
(1) Assumes $100 invested on January 1, 1989 at December 31, 1988 closing price in Common Stock, the S&P 500 Index and a Company-selected peer group index. Total return assumes reinvestment of dividends.

(2) Fiscal year ending December 31.

(3) In accordance with the SEC's rules, the Company has elected to select peer group companies on an industry basis for comparison purposes. The peer group is composed of 12 industry participants: Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources Inc., Enron Oil & Gas Company, Enterprise Oil plc, LASMO plc, Louisiana Land and Exploration Company, Maxus Energy Corporation, Mesa Inc., Oryx Energy Company, Santa Fe Energy Resources, Inc. and Union Texas Petroleum Holdings, Inc. On June 30, 1992, Burlington Resources Inc. spun-off its ownership of El Paso Natural Gas
    Company to Burlington Resources Inc. stockholders and, due to this transaction, Burlington Resources Inc. has been included only for the period of time subsequent to the date of this transaction. In addition, Enron Oil & Gas Company, Mesa Inc. and Santa Fe Energy Resources, Inc. have been included only for the period of time during which their stock has been publicly traded. In accordance with the amendments made to the SEC's rules in November 1993, total return calculations were weighted according to the respective company's market capitalization at the beginning of each period for which a return was calculated. The initial period returns of Burlington Resources Inc., Enron Oil & Gas Company, Mesa Inc. and Santa Fe Energy Resources, Inc. were weighted using market capitalizations calculated with the first available quarter-end data closest to their inclusion in the peer group.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

The Company engaged the law firm of Vinson & Elkins L.L.P. with respect to a hearing before the Federal Energy Regulatory Commission during 1992, which matter is still pending. C. E. Dinkins, a director of the Company, is a member of the firm, but she is not involved in the matter.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than ten percent of a registered class of equity securities of the Company, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Directors, officers and more than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on the information furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1993, all applicable Section 16(a) filing requirements were complied with except as follows: one report, concerning one transaction under a defined contribution plan of the Company, was filed one month late by G. H. Wehrmaker, and one report, concerning ten transactions under a defined contribution plan of the Company, was filed late by H.R. Ashby, Jr., former Vice President, Human Resources and Administration.

APPROVAL OF INDEPENDENT ACCOUNTANTS

Since 1989, Coopers & Lybrand has served as independent accountants for the Company and for Sun Energy Partners, L.P. The Audit Committee has recommended and the Board has approved the appointment of Coopers & Lybrand as independent accountants for the Company for fiscal year 1994, subject to the approval of stockholders.

At the Meeting, a vote will be taken on a proposal to approve such appointment. While there is no legal requirement that this proposal be submitted to stockholders, the Board believes that the selection of independent accountants to audit the financial statements of the Company is of sufficient importance to seek stockholder approval. In the event a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting on this proposal is not voted in favor of the approval of Coopers & Lybrand, the Board will reconsider its appointment of independent accountants of the Company.

It is expected that representatives of Coopers & Lybrand will be present at the Meeting with the opportunity to make a statement if they desire to do so and that they will be available to respond to appropriate questions.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 1995 ANNUAL MEETING

Subject to certain requirements contained in the Company's Bylaws, a stockholder of record may nominate someone for director or may propose other action to be voted on at an annual meeting. Article V of the Company's Bylaws provides in pertinent part as follows:

    "SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may be properly brought before the meeting, shall be held each year on such day, at such time and place, either within or without the state of incorporation, as shall be determined in advance by the Board of Directors.

    "At an annual meeting of stockholders, the only business to be voted on by stockholders shall be business specified in the notice of the meeting, or business otherwise specified by the Board of Directors, or business properly brought before the meeting by a stockholder eligible to vote at the meeting.

    "To be properly brought before the meeting by a stockholder, the business must be legally proper and written notice thereof must have been filed with the Secretary of the Corporation at least sixty days but not more than ninety days prior to the first anniversary of the most recent annual meeting, and containing the following information as applicable:

       "(a) All notices by a stockholder hereunder shall contain (i) the stockholder's name as it appears in the Corporation's records, (ii) the stockholder's business address and residence address, and (iii) the class and number of shares of stock of the Corporation which are directly or indirectly beneficially owned by the stockholder.

       "(b) Notices in which a stockholder proposes the nomination of a person for election as Director shall also contain (i) the proposed nominee's name, age, business address and residence address, (ii) the proposed nominee's principal occupation currently and for the previous five years,
       (iii) the class and number of shares of stock of the Corporation which are directly or indirectly beneficially owned by the proposed nominee, and (iv) any other information about the proposed nominee which is required to be disclosed in proxy solicitation pursuant to regulations under the Securities Exchange Act of 1934 as amended, including but not limited to the proposed nominee's consent to the nomination.

       "(c)   Notices in  which a  stockholder proposes  a matter  other than  a nomination for Director shall also contain a clear and concise statement of the proposal and the stockholder's reasons for supporting it.

    "The filing of a stockholder notice as required above shall not, in and of itself, constitute the making of the nomination or proposal described therein. Nothing in these Bylaws shall affect the right of a stockholder to request inclusion of a proposal in the Corporation's proxy statement pursuant to regulations under the Securities Exchange Act of 1934 as amended.

    "If the person presiding at the meeting determines that any proposed business has not been properly brought before the meeting, he shall declare such business out of order and such business shall not be conducted at the meeting."

Applicable SEC rules and regulations provide that the Company is not required to include a stockholder proposal in its proxy materials unless it is received by a specified date. In order for a stockholder proposal to be considered for inclusion in the Company's 1995 proxy materials, due notice of the proposal must be received by the Corporate Secretary on or before November 23, 1994.

SOLICITATION OF PROXIES

The Company has provided proxy materials to brokers, banks, custodians, nominees and fiduciaries and requested that such materials be promptly forwarded to the beneficial owners of Common Stock registered in the name of such brokers, banks, custodians, nominees and fiduciaries. In addition, solicitation of proxies may be made by directors, officers or employees of the Company by personal interview, mail, telephone, telegraph or facsimile telecommunication. Georgeson & Company Inc. has been retained to assist in the distribution to and solicitation of proxies from stockholders, brokers, banks and nominees for a base fee of $7,000 plus reasonable out-of-pocket expenses. The cost of soliciting proxies and related services will be borne by the Company.

OTHER BUSINESS

The Board does not know of any business to come before the Meeting other than that set forth in the Notice of Annual Meeting of Stockholders. However, if any other business shall properly come before the Meeting, it is the intention of the proxy holders to vote upon such business in accordance with their judgment.

By Order of the Board of Directors

Frank B. Sweeney
Corporate Secretary
13155 Noel Road
Dallas, Texas 75240-5067
March 23, 1994

         ORYX ENERGY COMPANY DEFINITIVE PROXY STATEMENT -- ADDENDUM

                      LISTING OF GRAPHIC MATERIAL
                  FOUND IN DEFINITIVE PROXY STATEMENT

- ------------------------------------------------------------------------------

Printed
Version
Page       Description
- ----       -----------

Front   -- Oryx Energy Company Logo
Cover

Page 2  -- Photographs of Robert B. Gill, Director; David S. Hollingsworth,
           Director; and Charles H. Pistor, Jr., Director

Page 3  -- Photographs of Robert L. Keiser, Director; Paul R. Seegers,
           Director; and Ian L. White-Thomson, Director

Page 4  -- Photographs of William E. Bradford, Director; Carol E. Dinkins,
           Director; and Robert P. Hauptfuhrer, Director

Page 19 -- Line graph comparing five year cumulative total return among Oryx
           Energy Company, S&P 500 and peer group index. Graph data points are listed on page 19.

                           COMMON STOCK PROXY CARD

                             ORYX ENERGY COMPANY
                               13155 NOEL ROAD
                           DALLAS, TEXAS 75240-5067

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF ORYX ENERGY COMPANY
               FOR THE MAY 5, 1994 ANNUAL MEETING OF STOCKHOLDERS
                       OR ANY ADJOURNMENTS THEREOF.

   The undersigned hereby appoints Robert P. Hauptfuhrer, Robert L. Keiser, and Thomas W. Lynch, and each of them, with power of substitution, as proxies and attorneys-in-fact to vote as hereinafter indicated all shares of Oryx Energy Company Common Stock, which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Meeting.

                 (Continued and to be signed on the reverse side.)

THIS PROXY WHEN PROPERLY EXECUTED WILL
BE VOTED BY THE PROXIES IN THE MANNER
DESIGNATED BELOW. IF THIS PROXY IS
RETURNED SIGNED, BUT WITHOUT A CLEAR       PLEASE CHECK ONLY IF YOU PLAN TO
VOTING  DESIGNATION, THE PROXIES WILL      ATTEND THE MEETING. ADMISSION
VOTE FOR ITEMS (1) AND (2).                TICKETS WILL BE REQUIRED.

/ / ______________   _______________                        / /
    Account Number       COMMON

______________________________________________________________________________

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS (1) AND (2).
______________________________________________________________________________

        (1) Election of Directors.              WILLIAM E. BRADFORD,
                                                CAROL E. DINKINS,
                                                ROBERT P. HAUPTFUHRER

 FOR all nominees         WITHHOLD AUTHORITY    (INSTRUCTION: To withhold
 listed (except as        to vote for all       authority to vote for any
 marked to the            nominees              nominee, list nominee's
 contrary at right)                             name below:)


     / /                         / /            ______________________________

______________________________________________________________________________

 (2) Proposal to approve the appointment of Coopers & Lybrand as independent accountants for the fiscal year 1994.

          FOR                AGAINST            ABSTAIN
          / /                  / /                / /
______________________________________________________________________________



                                  Please sign exactly as your name appears hereon.

                                  ____________________________________________
                                  SIGNATURE

                                  ____________________________________________
                                  SIGNATURE

                                  ____________________________________________
                                  DATED
                                  When signing as attorney, executor,
                                  administrator, trustee, guardian, corporate officer, etc., give full title as such. If stock is jointly owned, each joint owner should sign.

             PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY CARD
                   PROMPTLY IN THE ENCLOSED ENVELOPE.

                     COMMON STOCK VOTING INSTRUCTION CARD

                             ORYX ENERGY COMPANY
                               13155 NOEL ROAD
                           DALLAS, TEXAS 75240-5067

       VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF ORYX ENERGY COMPANY
               FOR THE MAY 5, 1994 ANNUAL MEETING OF STOCKHOLDERS
                       OR ANY ADJOURNMENTS THEREOF.

   The undersigned hereby instructs the trustees to vote as hereinafter indicated all shares of Oryx Energy Company Common Stock which are held for the account of the undersigned in the Oryx Energy Company Stock Fund of the Oryx Energy Company Capital Accumulation Plan ("CAP"), as more fully described on page 1 of the accompanying Proxy Statement.

                 (Continued and to be signed on the reverse side.)

THIS VOTING INSTRUCTION CARD WHEN
PROPERLY EXECUTED WILL BE VOTED
BY THE TRUSTEES FOR THE ORYX ENERGY
COMPANY STOCK FUND OF THE ORYX ENERGY
COMPANY CAPITAL ACCUMULATION PLAN
("CAP") IN THE MANNER DESCRIBED ON       PLEASE CHECK ONLY IF YOU PLAN TO
PAGE 1 OF THE ACCOMPANYING PROXY         ATTEND THE MEETING. ADMISSION
STATEMENT.                               TICKETS WILL BE REQUIRED.

/ / ______________   _______________                        / /
    Account Number   CAP-ORYX ENERGY
                    COMPANY STOCK FUND

______________________________________________________________________________

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS (1) AND (2).
______________________________________________________________________________

        (1) Election of Directors.              WILLIAM E. BRADFORD,
                                                CAROL E. DINKINS,
                                                ROBERT P. HAUPTFUHRER

 FOR all nominees         WITHHOLD AUTHORITY    (INSTRUCTION: To withhold
 listed (except as        to vote for all       authority to vote for any
 marked to the            nominees              nominee, list nominee's
 contrary at right)                             name below:)


     / /                         / /            ______________________________

______________________________________________________________________________

 (2) Proposal to approve the appointment of Coopers & Lybrand as independent accountants for the fiscal year 1994.

          FOR                AGAINST            ABSTAIN
          / /                  / /                / /
______________________________________________________________________________



                                  ____________________________________________
                                  SIGNATURE

                                  ____________________________________________
                                  SIGNATURE

                                  ____________________________________________
                                  DATED
                                  Please sign exactly as you name appears
                                  hereon.

             PLEASE MARK, SIGN, DATE, AND RETURN YOUR VOTING
            INSTRUCTION CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                      COMMON STOCK VOTING INSTRUCTION CARD

                             ORYX ENERGY COMPANY
                               13155 NOEL ROAD
                           DALLAS, TEXAS 75240-5067

       VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF ORYX ENERGY COMPANY
               FOR THE MAY 5, 1994 ANNUAL MEETING OF STOCKHOLDERS
                       OR ANY ADJOURNMENTS THEREOF.

   The undersigned hereby instructs the trustees to vote as hereinafter indicated, (i) all shares of Oryx Energy Company Common Stock which are held for the account of the undersigned in Fund L of the Oryx Energy Company Capital Accumulation Plan ("CAP"), and (ii) the unallocated or undesignated shares of Oryx Energy Company Common Stock under Fund L of CAP to the extent attributable to the undersigned under the Fund L Trust Agreement, as more fully described on page 1 of the accompanying Proxy Statement.

                 (Continued and to be signed on the reverse side.)

THIS VOTING INSTRUCTION CARD WHEN
PROPERLY EXECUTED WILL BE VOTED BY
THE TRUSTEES FOR FUND L OF THE ORYX
ENERGY COMPANY CAPITAL ACCUMULATION
PLAN ("CAP") IN THE MANNER DESCRIBED       PLEASE CHECK ONLY IF YOU PLAN TO
ON PAGE 1 OF THE ACCOMPANYING PROXY        ATTEND THE MEETING. ADMISSION
STATEMENT.                                 TICKETS WILL BE REQUIRED.

/ / ______________   _______________                        / /
    Account Number     CAP-FUND L

______________________________________________________________________________

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS (1) AND (2).
______________________________________________________________________________

        (1) Election of Directors.              WILLIAM E. BRADFORD,
                                                CAROL E. DINKINS,
                                                ROBERT P. HAUPTFUHRER

 FOR all nominees         WITHHOLD AUTHORITY    (INSTRUCTION: To withhold
 listed (except as        to vote for all       authority to vote for any
 marked to the            nominees              nominee, list nominee's
 contrary at right)                             name below:)


     / /                         / /            ______________________________

______________________________________________________________________________

 (2) Proposal to approve the appointment of Coopers & Lybrand as independent accountants for the fiscal year 1994.

          FOR                AGAINST            ABSTAIN
          / /                  / /                / /
______________________________________________________________________________


                                  ____________________________________________
                                  SIGNATURE

                                  ____________________________________________
                                  SIGNATURE

                                  ____________________________________________
                                  DATED
                                  Please sign exactly as your name appears hereon.


             PLEASE MARK, SIGN, DATE, AND RETURN YOUR VOTING
            INSTRUCTION CARD PROMPTLY IN THE ENCLOSED ENVELOPE.